EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT
(CONVERTIBLE DEBENTURES)

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of __________ ____, 2006, is entered into by and among Interactive Games, Inc., a Nevada corporation (the “Company”), having its address at 319 Clematis Street, Suite 803, West Palm Beach, FL 33401, and each entity named on the signature page hereto as a buyer and the permitted assigns of such entity (each, a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under this Agreement and the Transaction Documents (as defined below)).

W I T N E S S E T H:

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyers severally, and not jointly, wish to purchase, upon the terms and subject to the conditions of this Agreement, a minimum aggregate amount of $200,000 and a maximum aggregate amount of $700,000 of convertible debentures of the Company (the “Debentures”), which will be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions of the Debentures, and subject to acceptance of this Agreement by the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.  Purchase.

(i)  The undersigned Buyers hereby severally agree to purchase the Debentures from the Company on the terms and conditions set forth below in this Agreement and the other Transaction Documents (as defined below).

(ii)  Subject to the terms and conditions of this Agreement and the other Transaction Documents the Buyers will purchase the Debentures at one or more closings (each, a “Closing”) to be held on the respective Closing Dates (as defined below).

(iii)  The purchase price to be paid respectively by the Buyers shall equal 100% of the face amount of the Debentures being purchased on the Closing Date by each Buyer as set forth on the signature page to this Agreement.

b.  Certain Definitions.

As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)  “Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii)  “Certificates” means the relevant Debentures duly executed on behalf of the Company and issued in the name of the respective Buyer.

(iii)  “Closing Date” means the respective dates on which the Closings referred to in this Agreement are held.

(iv)  “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

(v)  “Dollars” or “$” means United States Dollars.

(vi)  “Effective Date” means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below) for the Debentures issued hereunder.

(vii)  “Escrow” means the Divine Capital Markets LLC IGAM Special Escrow Account maintained at JP Morgan/Chase Manhattan Bank.

(viii)  “Final Closing Date” shall have the meaning ascribed to such term in Section 6(a).

(ix)  “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(x)  “Placement Agent” means Divine Capital Markets, LLC.

(xi)  “Purchase Price” means the purchase price for the Debentures.

(xii)  “Securities” means the Debentures and the Shares.

(xiii)  “Shares” means the Conversion Shares and the shares issued to the Placement Agent or any of its designees in connection with its services in connection with this offering of Debentures.

(xiv)  “Transaction Documents” means, collectively, this Agreement, the Debentures, the Registration Rights Agreement and the other agreements, documents and instruments contemplated hereby or thereby.

c.  Form of Payment; Delivery of Certificates.

(i)  Each of the Buyers shall pay the Purchase Price for the Debentures to be purchased by such Buyer by delivering immediately available good funds in United States Dollars to the Escrow prior to the respective Closing on the applicable Closing Date, determined as provided in Section 6.

(ii)  Promptly following payment to the Company from the Escrow of the Purchase Price to be paid for the purchase of the Debentures being purchased by such Buyer, the Company shall deliver to the Buyers the Certificates purchased at such Closing.

d.  Payment to the Escrow. All payments to the Escrow for the purchase of the Debentures shall be made at or prior to the Closing by wire transfer of funds to the Escrow, as follows:

Beneficiary Account Name:       Divine Capital Markets LLC
IGAM Special Escrow Account

FBO: For Exclusive Benefit of Clients of Divine Capital - IGAM

Beneficiary Account No.: Acct: 151-631986-8-65

ABA/Transit No.:                     021-000-021

Beneficiary Bank:                      JP Morgan Chase Manhattan Bank
1 Chase Manhattan Plaza
New York, NY 10004

2.  BUYERS REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Each Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.  Without limiting any Buyer’s right to sell the Common Stock pursuant to the Registration Statement, each Buyer is purchasing the Debentures and will be acquiring the Conversion Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.  Each Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c.  All subsequent offers and sales of the Securities by each Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

d.  Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Securities.

e.  Each Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, each Buyer has also had the opportunity to obtain and to review the Company’s (1) Amended Annual Report on Form 10-KSB/A for the fiscal year ended July 31, 2005, filed December 21, 2005, (2) Amended Quarterly Report on Form 10-QSB/A for the period ended October 31, 2005, filed December 21, 2005; (3) Quarterly Report on Form 10-QSB for the period ended January 31, 2006, filed March 21, 2006 (collectively, the “Company’s SEC Documents”).

f.  Each Buyer understands that its investment in the Securities involves a high degree of risk, including the risk of loss of the Buyer’s entire investment.

g.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.  Each Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.  The state in which any offer to purchase shares hereunder was made to or accepted by such Buyer is the state shown as the Buyer’s address on the signature page hereof.

3.  COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Buyers that:

a.  Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Debentures or the Shares.

b.  Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Common Stock is listed and traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. (trading symbol: IGAM.otcbb). The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

c.  Authorized Shares. The authorized capital stock of the Company consists of 105,000,000 shares of capital stock, of which 100,000,000 shares are designated as shares of Common Stock and 5,000,000 shares are designated as shares of preferred stock. As of the date hereof, 51,282,100 shares of Common Stock are issued and outstanding, (excluding an additional approximately 150,000 shares of Common Stock underlying Common Stock equivalents that are currently issued and outstanding, as more specifically described in Schedule 3(c) hereto, which is hereby incorporated herein by reference), and zero shares of preferred stock are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Issuer shall keep available and reserved for issuance to the holders of the Debentures Common Stock duly authorized for issuance against the Debentures.

d.  Securities Purchase Agreement; Registration Rights Agreement. This Agreement and the Registration Rights Agreement, between the Company and the Buyers, substantially in the form of Exhibit B annexed hereto (the “Registration Rights Agreement”), and the issuance of the Debentures and the other transactions contemplated by the Transaction Documents, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.  Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company’s securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company’s listing agreement for its Common Stock (if applicable), except such conflict, breach or default which would not have a Material Adverse Effect.

f.  Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Buyers as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Affect.

g.  SEC Filings. None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(g) to this Agreement, the Company has since January 1, 2005 timely filed all requisite forms, reports and exhibits thereto with the SEC. The Company is not aware of any event occurring on or prior to a Closing Date or the Delivery Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such date.

h.  Absence of Certain Changes. Since July 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company or any of its subsidiaries, except as disclosed in the Company’s SEC Documents. Since July 31, 2005, except as provided in the Company’s SEC Documents, neither the Company nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.  Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyers that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyers in the Transaction Documents.

j.  Absence of Litigation. Except as described in Schedule 3(l), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company and its subsidiaries taken as a whole to perform its obligations under, any of the Transaction Documents. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgement or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

k.  Absence of Events of Default. Except as described in Schedule 3(l), no Event of Default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company or any of its subsidiaries is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

l.  No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those described on Schedule 3(l) and/or disclosed in the Company’s SEC Documents or those incurred in the ordinary course of the Company’s business since July 31, 2005, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

m.  No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since March 1, 2005 made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

n.  Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the market price of the Common Stock declines prior to the conversion of the Debentures. The Company’s executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Debentures and/or sale of the Conversion Shares may have an adverse effect on the market price of the Common Stock. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

o.  Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the Prospectus. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

p.  Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

q.  Independent Public Accountants. Sherb & Co., LLP, who has certified the consolidated financial statements of the Company, including the notes thereto, included in the Company’s Annual Report on Forms 10-KSB and 10-KSB/A for the year ended July 31, 2005, is an independent public accountant with respect to the Company, as required by the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

r.  Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

s.  No Brokers. The Company has not engaged any person to act on its behalf in connection with the purchase and sale of the Debentures to the Buyers hereunder other than Divine Capital Markets, LLC, and no person is entitled to receive any consideration from the Company or any Buyer arising from any finder’s agreement, brokerage agreement or other agreement to which the Company is a party.

4.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.  Transfer Restrictions. The Buyers acknowledge that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyers shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder and (4) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.  Restrictive Legend. The Buyers acknowledge and agree that the Debentures, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

c.  Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

d.  Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyers required under any United States laws and regulations applicable to the Company (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

e.  Reporting Status; Public Trading Market. So long as any of the Buyers beneficially own any of the Securities, the Company shall timely file prior to or on the date when due, all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Except as otherwise set forth in this Agreement and the Transaction Documents, the Company will take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the OTC Bulletin Board Market (“OTCBB”) of the National Association of Securities Dealers, Inc. and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. (“NASD”). If, so long as any of the Buyers beneficially own any of the Securities, the Company receives any written notice from the OTCBB, NASD or the SEC with respect to either any alleged deficiency in the Company’s compliance with applicable rules and regulations (including without limitation any comments from the SEC on any of the Company’s documents filed (or the failure to have made any such filing) under the 1933 Act or the 1934 Act) (each, a “Regulatory Notice”), then the Company shall promptly, and in any event within two business days, provide copies of the Regulatory Notice to the Buyers, and shall promptly, and in any event within five (5) business days of receipt the Regulatory Notice (a “Regulatory Response”), respond in writing to the OTCBB, NASD and/or SEC (as the case may be), setting forth the Company’s explanation and/or response to the issues raised in the Regulatory Notice, with a view towards maintaining and/or regaining full compliance with the applicable rules and regulations of the OTCBB, NASD and/or SEC and maintaining or regaining good standing of the Company with the OTCBB, NASD and/or SEC, as the case may be, the intent being to ensure that the Company maintain its reporting company status with the SEC and that its Common Stock be and remain available for trading on the OTCBB (excluding the “pink sheets”).

f.  Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal fees in connection with the sale of the Debentures) for internal working capital purposes. The Company shall not use any portion of the proceeds of the sale of the Debentures to (i) repay any other indebtedness or other obligation of the Company to any related party, including without limitation those matters described in the Company’s 10-QSB for the period ended January 31, 2006, including the financial statements and footnotes contained therein or (ii) pay compensation to any of the directors or officers of the Company in excess of that paid in prior period, in each case except as specifically described in Schedule 4(f).

g.  Sale of Torpedo, Inc. and Disposition and Satisfaction of the Liabilities of Torpedo, Inc. Pursuant to an agreement (the “Torpedo Agreement”), dated as of March 30, 2006, by and among the Company, VP Development Corp. (“VP”), Torpedo Sports, Inc., Torpedo, Inc. and certain creditors of Torpedo, Inc. signatory thereto, substantially in the form attached hereto as Exhibit C, the Company shall concurrently with the initial Closing, sell to VP all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Torpedo Sports, Inc. and Torpedo, Inc. (collectively “Torpedo”), in consideration of an aggregate payment of $250,000. Pursuant to the Torpedo Agreement, VP, through its ownership of Torpedo, shall acquire and assume all the assets and liabilities of Torpedo, shall indemnify the Company from any and all costs, expenses, liabilities and damages arising from Torpedo and the business, operations, assets and liabilities of Torpedo, whether accruing prior to or after the date the Torpedo Agreement is consummated.

h.  Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to three hundred percent (300%) of the number of shares of Common Stock issuable upon conversion of the then-outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Debentures. If at any time, the Company does not have available an amount of authorized and non-issued Shares necessary to satisfy full Conversion of the then outstanding amount of the Debentures, the Company shall, without notice or demand by the Buyers, call within thirty (30) days of such occurrence and hold within sixty (60) days of such occurrence a special meeting of shareholders, for the sole purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Members of the Company’s Management shall also vote all of their own shares in favor of increasing the number of Common Stock authorized. Alternatively, to the extent permitted by applicable law, the Company may procure the written consent of stockholders to increase the number of shares authorized, and provide the stockholders with notice thereof as may be required under applicable law (including without limitation Section 14(c) of the 1934 Act and Regulation 14C thereunder). Upon obtaining stockholder approval as aforesaid, the Company shall cause the appropriate increase in its authorized shares of Common Stock within one business day or as soon thereafter as permitted by applicable law.

i.  Reimbursement. If (i) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes a party defendant in any capacity in any action or proceeding brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction Documents, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer or from a breach of the representations, covenants and conditions contained herein or from a breach of law.

5.  TRANSFER AGENT INSTRUCTIONS.

a.  Promptly following the purchase by the Buyers of the Debentures in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent in writing to (i) reserve that number of shares of Common Stock as is equal to three hundred percent (300%) of the number of shares of Common Stock issuable upon conversion of the then-outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Debentures, and (ii) issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the respective Buyer or its permitted assigns and in such denominations to be specified by such Buyer in connection with each conversion of the Debentures. The Company shall provide the Placement Agent with a copy of such written instructions to the Company’s transfer agent simultaneously with the issuance of such instructions to the transfer agent. The Company warrants that if the Buyer is not in breach of the representations and warranties contained in this Agreement, no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Converted Shares under the 1933 Act will be given by the Company to the transfer agent and that the Converted Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyers’ obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If any Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by such Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, instruct the Company’s transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b.  (i)The Company will permit the Buyers to exercise their rights to convert the Debentures by telecopying or delivering an executed and completed Notice of Conversion to the Company. The Company will within two (2) Business Days respond with its endorsement so as to confirm the outstanding principal amount of any Debenture submitted for conversion or shall reconcile any difference with the Buyer promptly after receiving such Notice of Conversion.

(ii)  The term “Conversion Date” means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

(iii)  The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Debentures (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer’s address for notices as contemplated by Section 12 hereof or a different address) via express courier, by electronic transfer or otherwise, within five (5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the “Delivery Date”) after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Debentures being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Debentures, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due.

c.  From and after the date on which the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the failure to issue unrestricted, freely tradable Conversion Shares to the Buyers upon Conversion shall be considered an Event of Default, which if not cured after ten (10) days prior written notice, shall entitle the Buyers (or any of them) to demand that the Debentures held by them be immediately redeemed by a cash payment equal to 131% of the aggregate of the unpaid principal amount of and accrued interest on such Debentures (whether or not the terms of such Debentures expressly permit the redemption thereof).  The Company acknowledges that the failure to honor a Notice of Conversion shall cause definable financial hardship on the Buyers.

d.  The Company will authorize its transfer agent to give information to a Buyer or such Buyer’s representative relating to the transfer of the Company’s shares of Common Stock to the Buyer, upon the reasonable request of the Buyer or any such representative. The Company will provide such Buyer with a copy of the authorization so given to the transfer agent.

e.  Each Buyer shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Buyer’s conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such Buyer, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

6.  CLOSING DATE.

a.  The purchases and sales of Debentures will occur at one or more closings under this Agreement, the first of which will occur after Buyers have deposited not less than $200,000 of the Purchase Price in the Escrow for the transactions contemplated under this Agreement, on a Closing Date determined by the Placement Agent, acting in its sole discretion. Subsequent Closing(s) under this Agreement will occur after Buyers who will purchase the balance of the Debentures to be purchased and sold under this Agreement have deposited the full amount of their purchase prices in the Escrow, with the Closing Date(s) for such subsequent Closings to be determined by the Placement Agent, acting in its sole discretion. The final Closing shall occur after the Buyers who will purchase the balance of the Debentures to be purchased and sold under this Agreement (which may be in any amount up to $700,000, in the aggregate) have deposited the full amount of their purchase prices in the Escrow, with the Closing Date of such final Closing (the “Final Closing Date”) to occur on the date determined by the Placement Agent, acting in its sole discretion; provided, that should no additional amounts be deposited into escrow, the Final Closing Date shall be a date determined by the Placement Agent, acting in its sole discretion.

b.  In the case of each Closing, the Closing Date shall occur on or after the date (as determined by the Placement Agent, acting in its sole discretion) after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

c.  In the case of each Closing, the Closing of the purchase and issuance of Debentures shall occur on the respective Closing Date at the offices of the Placement Agent’s counsel, McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, NY 10105 and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyers.

7.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell the Debentures to the Buyer pursuant to this Agreement on each Closing Date is conditioned upon:

a.  Delivery from the Escrow to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Debentures in accordance with this Agreement;

b.  The accuracy on the Closing Date of the representations and warranties of the Buyers contained in this Agreement, each as if made on such date, and the performance by the Buyers on or before such date of all covenants and agreements of the Buyers required to be performed on or before such date; and

c.  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.  CONDITIONS TO THE BUYERS’ OBLIGATION TO PURCHASE.

The Buyer’s obligation of those Buyers who are purchasing Debentures at a particular closing to purchase the Debentures on the applicable Closing Date is conditioned upon:

a.  The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

b.  Delivery by the Company to the Buyers of the Debentures to be purchased in accordance with this Agreement;

c.  Delivery by the Company to the Buyers of an opinion of counsel to the Company, substantially in the form attached hereto as Exhibit D and dated as of the Closing Date;

d.  The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

e.  The consummation of the purchase and sale of all shares of capital stock of Torpedo, as contemplated by Section 4(g), shall have been completed (simultaneously with the Closing in the case of the initial Closing);

f.  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

g.  From and after the date hereof to and including the Closing Date, (i) the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on OTCBB shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the OTCBB, (ii) there shall not have occurred any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyers makes it impracticable or inadvisable to purchase the Debentures.

9.  GOVERNING LAW; MISCELLANEOUS.

a.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City and County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyers for any reasonable legal fees and disbursements incurred by the Buyers in enforcement of or protection of any of its rights under any of the Transaction Documents.

b.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.  This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

j.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.  NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.  the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.  the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.  the third business day after mailing by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	Interactive Games, Inc.
319 Clematis Street, Suite 803
West Palm Beach, FL 33401
Fax 561-514-9046
Attention: Henry Fong, Chief Executive Officer
BUYERS:	At the address set forth on the signature page of this Agreement.
With copies to:
Divine Capital Markets, LLC ATTN: Jason Goldstein
39 Broadway 36th Floor New York, NY 10006
Fax No. 212-509-5867

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyers’ representations and warranties herein shall survive for a period of fifteen (15) months after the execution and delivery of this Agreement and shall inure to the benefit of the Buyers and the Company and their respective successors and assigns.

12.  FEES; EXPENSES.

a.  At each Closing, the Placement Agent shall receive cash compensation equal to thirteen percent (13%) of the gross proceeds of the Debentures (payable at each Closing), and in addition, at the first Closing under this Offering, the Company shall cause 1,500,000 shares of Common Stock (in the form of restricted securities and appropriately legended) to be issued to the Placement Agent or to such persons as the Placement Agent shall designate to the Company in writing. The Company shall also reimburse the Placement Agent for expenses it incurs in connection with its services to the Company in its capacity as Placement Agent in accordance with the terms of the agreement, dated March 23, 2006 between the Company and the Placement Agent. The cash compensation and expenses shall be deducted from the proceeds of the sale of the Debentures at each Closing.

b.  The Company will pay the legal fees of the Placement Agent in the amount of $10,000 and will pay the 100% of the disbursements actually incurred by counsel to the Placement Agent. The Company will pay $10,000 to such counsel at the first Closing, and in that connection hereby authorizes the Placement Agent to deduct such amount from the proceeds of the first Closing and transmit same to the Placement Agent’s legal counsel. The Company will pay disbursements of the Placement Agent’s legal counsel within ten (10) days of invoice therefor. The $10,000 in respect of fees of the Placement Agent’s counsel shall include only those fees paid for services rendered up to the Final Closing Date, and any other reasonable legal fees incurred by the Placement Agent’s counsel in connection with the Transaction Documents (including enforcement of the Company’s obligations or the exercise of the Placement Agent’s or the Buyers’ remedies thereunder) or, if requested by the Placement Agent, review of the Registration Statement (including review and comment on drafts thereof and advice concerning sales of Registrable Securities (as defined in the Registration Rights Agreement) shall be payable by the Company to such counsel within ten (10) days of the invoice therefor.

[Signature page follows.]

    IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers and the Company as of the date set forth below.

Date: __________, 2006

COMPANY:
Interactive Games, Inc.
By: _______________________
Name: Henry Fong Title: Chief Executive Officer

BUYER:
Name:
By:____________________
(Signature of Authorized Person)
Printed Name:
Address:
Telephone:
Facsimile:
Principal Amount of Debentures to be Purchased: $_______________
Tax ID No.

DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.

                                                               $_____________

INTERACTIVE GAMES, INC.

CONVERTIBLE DEBENTURE DUE [__________ ____, 2009
[THIRD ANNIVERSARY OF FINAL CLOSING DATE]

Date of Issuance: [__________ ____, 2006] [CLOSING DATE OF THIS BUYER’S FUNDING]

FOR VALUE RECEIVED, INTERACTIVE GAMES, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby promises to pay to [________________], having its address at [_________________________________________] or its assigns (the "Holder" and together with the other holders of Debentures issued pursuant to the Securities Purchase Agreement (as defined below), the "Holders"), the principal sum of [___________________] and 00/100 Dollars ($_______________) on [__________ ____, 2009] [THIRD ANNIVERSARY OF FINAL CLOSING DATE] (the "Maturity Date") and to pay simple interest on the principal sum outstanding from time to time in arrears (i) upon conversion as provided herein or (ii) on the Maturity Date, at the rate of six percent (6%) per annum (subject to adjustment pursuant to Section 10 hereof). Interest shall commence to accrue on this Debenture on the first such business day to occur after the date hereof and shall continue on a daily basis until payment in full of the principal sum has been made or duly provided for or until the full outstanding amount of this Debenture has been converted in accordance with the provisions hereof. The Company has the option to redeem this Debenture prior to the Maturity Date pursuant to Section 2(b). All unpaid principal and interest due and payable on the Maturity Date shall be paid in the form of Common Stock of the Company, par value $0.001 per share ("Common Stock") pursuant to Section 3. The Holder has the option to cause any outstanding principal and interest on this Debenture to be converted into Common Stock at any time prior to the Redemption Date (as defined below) or the Maturity Date pursuant to Section 2(a).

This Debenture is the Debenture referred to in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated ________ ____, 2006, between the Company and the Holder, is subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

  This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only (a) with the Company’s prior written consent, which consent the Company may grant or withhold, in its sole discretion, and (b) in compliance with the Securities Act and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture to which the Company has granted its consent, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture to which the Company has consented, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

  Conversion at Holder’s Option; Redemption at Company’s Option.

a. The Holder is entitled to, at any time or from time to time, on or after the date that is six (6) months from the Date of Issuance of this Debenture, convert the Conversion Amount into shares of Common Stock, at a conversion price for each share of Common Stock (the “Conversion Price") equal to 75% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Company's Common Stock for the twenty (20) Trading Days immediately preceding the date of conversion. Notwithstanding the foregoing, the Holder shall not be entitled to convert any part of this Debenture as to which the Company has previously issued to the Holder a Redemption Notice in accordance with Section 2(b). The Conversion Price will be adjusted as provided in Section 6. For purposes of this Debenture, the following terms have the meanings indicated below:

(i)  “Conversion Amount” shall mean the sum of (A) all or any portion of the outstanding principal amount of this Debenture, as designated by the Holder upon exercise of its right of conversion plus (B) all interest that has accrued on the portion of the principal amount that has been designated for payment pursuant to (A).

(ii)  “Market Price of the Common Stock” means (x) the closing bid price of the Common Stock for the period indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported in The Wall Street Journal.

(iii)  “Trading Day” shall mean any day on which the New York Stock Exchange is open for business.

Conversion shall be effectuated by delivering by facsimile or other delivery to the Company of the completed form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Company receives by fax or by mail the conversion notice (“Notice of Conversion”), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 561-514-9046, ATTN: Corporate Secretary (or to such other facsimile number as the Company may hereafter advise the Holder in writing). Certificates representing Common Stock upon conversion will be delivered within five (5) business days from the date of delivery of the Notice of Conversion.

b. The Company may at its option call for redemption all or part of the Debentures prior to the Maturity Date, as follows:

(i)
The Debentures called for redemption shall be redeemable for an amount (the “Redemption Price”) equal to (x) if this Debenture is called for redemption prior to the date which is six months from the Issuance Date set forth on the first page of this Debenture (the “Issuance Date”), 115%, if this Debenture is called for redemption on or after the date that is six months after the Issuance Date but prior to the first anniversary of the issuance date, 125%, and if this Debenture is called for redemption on or after the date that is the first anniversary of the Issuance Date, 131%, in either case of the principal amount called for redemption, plus (y) interest accrued through the day immediately preceding the date of redemption (the “Redemption Date”).

(ii)	If fewer than all outstanding Debentures are to be redeemed, then all Debentures shall be partially redeemed on a pro rata basis.

(iii)
Prior to the Redemption Date, the Company shall deposit into escrow an amount sufficient for the payment of the aggregate Redemption Price of the Debentures being called for redemption and shall make such funds available on and after the Redemption Date for payment to the Holders who present their Debentures and otherwise comply with the Company’s instructions contained in the Redemption Notice (as defined below).

(iv)
On the Redemption Date, the Company shall cause the Holders whose Debentures have been presented for redemption to be issued payment of the Redemption Price. In the case of a partial redemption, the Company shall also issue new Debentures to the Holders for the principal amount remaining outstanding after the Redemption Date promptly after the Holders’ presentation of the Debentures called for redemption.

(v)	Not less than ten (10) days prior to the Redemption Date, the Company shall issue a notice (the “Redemption Notice”) to each Holder setting forth the following:

1.	the Redemption Date;

2.	the Redemption Price;

3.	the aggregate principal amount of the Debentures being called for redemption;

4.
a statement instructing the Holders to surrender their Debentures for redemption and payment of the Redemption Price, including the name and address of the Company or, if applicable, the paying agent of the Company, where Debentures are to be surrendered for redemption;

5.
a statement advising the Holders that (x) interest will cease to accrue on the Debentures (or, in the case of a partial redemption, that portion of the Debentures being called for redemption) as of the Redemption Date, and (y) that the Debentures (or, in the case of a partial redemption, that portion of the Debentures being called for redemption) as of the Redemption Date will cease to be convertible into Common Stock as of the Redemption Date; and

6.
in the case of a partial redemption, a statement advising the Holders that after the Redemption Date a substitute Debenture will be issued by the Company after deduction the portion thereof called for redemption, at no cost to the Holder.

  Unless demand has otherwise been made by the Holder in writing for payment in cash as provided hereunder, any Debentures not previously tendered to the Company for conversion as of the Maturity Date shall be deemed to have been surrendered for conversion, without further action of any kind by the Company or any of its agents, employees or representatives, as of the Maturity Date at the Conversion Price applicable on the Maturity Date (“Mandatory Conversion”).

  No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional to convert this Debenture into Common Stock, at the time, place, and rate herein prescribed. This Debenture is a direct obligation of the Company.

  If the Company (a) merges or consolidates with another corporation or after business entity and the Company is not the surviving entity or (b) sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any (i) proposed merger or consolidation where the Company is not the surviving entity or (ii) sale or transfer of all or substantially all of the assets of the Company (in either such case, a "Sale"), the Holder shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

  If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock or otherwise recapitalizes its Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to the record date multiplied by 10; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Conversion Price shall be deemed to be the amount of such Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon.

  All payments contemplated hereby to be made “in cash” shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder to an account designated by the Holder to the Company and if the Holder has not designated any such accounts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

  The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the terms of the Securities Purchase Agreement and the Registration Rights Agreement and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

  This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City and County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture or the Securities Purchase Agreement.

  The following shall constitute an "Event of Default":

a. The Company fails (i) in the payment of principal or interest on this Debenture as required to be paid in cash hereunder, (ii) in the issuance of shares of Common Stock upon Conversion within five (5) business days from the date of delivery of the Notice of Conversion as provided pursuant to Section 2, and payment shall not have been made or shares shall not have been delivered, as the case may be, for a period of two (2) business days following the payment due date or required share delivery date or (iii) to pay when due any amounts payable by the Company under the Torpedo Agreement; or

b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement, dated as of __________ ____, 2006 between the Company and the Investors therein (the "Registration Rights Agreement"), or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company to in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement or Registration Rights Agreement, shall be false or misleading (including without limitation by way of the misstatement of a material fact or the omission of a material fact) in any material respect at the time made; or

c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) business days after written notice from the Holder of such failure; or

d. The Company shall fail to perform or observe, in any material respect (i) any other covenant, term, provision, condition, agreement or obligation of the Debenture, provided that, other than in the case of such failure under Section 5 hereof, as to which no cure period shall apply, such failure shall continue uncured for a period of thirty (30) days after written notice from the holder of such failure, or (ii) any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of either (a) three (3) days after the occurrence of the Company’s failure under Section 4(d), (e), (f), (h) or (i) of the Securities Purchase Agreement, or (b) thirty (30) days after the occurrence of the Company’s failure under any other provision of the Securities Purchase Agreement or of the Registration Rights Agreement, as the case may be; or

e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h. Any final money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), not subject to appeal, in excess of Fifty Thousand ($50,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

j. The issuance of an order, ruling, finding or similar adverse determination by the Securities and Exchange Commission, the Secretary of State of the State of Nevada, the National Association of Securities Dealers, Inc. or any other securities regulatory body (whether in the United States, Canada or elsewhere) having proper jurisdiction that the Company and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations.

k. The Company shall have its Common Stock suspended or delisted from an exchange for a period in excess of five (5) trading days.

Then, or at any time thereafter, the Company shall immediately give written notice of the occurrence of such Event of Default to the Holders of all Debentures then outstanding, and in each and every such case, unless such Event of Default shall have been waived in writing by a majority in interest of the Holders of the Debentures (which waiver shall not be deemed to be a waiver of any subsequent default), then at the option of a majority in interest of the Holders and in the discretion of a majority in interest of the Holders, (i) the interest rate applicable to the Debentures shall be increased to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, and (ii) the Holder may at its option and discretion declare this Debenture, together with all accrued and unpaid interest (the “Acceleration Amount”), to be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding. Notwithstanding the foregoing, in the case of a default under Section 10(a)(ii) arising from a Conversion at the option of the Holder under Section 2(a), (i) the Holder of the Debenture sought to be converted, acting singly, shall have the sole and absolute discretion to increase the applicable interest rate on the Debentures held by such Holder and/or to declare the Debenture(s) held by such Holder to immediately due and payable, and (ii) the Acceleration Amount shall be equal to 130% of the principal plus accrued and unpaid interest. The Company expressly acknowledges and agrees that the Acceleration Amount as so increased in the event of a default under Section 10(a)(ii) is reasonable and appropriate due to the inability to define the financial hardship that the Company’s default would impose on the Holders. A majority in interest of the Holders may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

  Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

  This Debenture may be amended only by the written consent of the parties hereto. Notwithstanding the foregoing, the principal amount of this Debenture shall automatically be reduced by any and all Conversion Amounts (to the extent that the same relate to principal hereof). In the absence of manifest error, the outstanding principal amount of the Debenture on the Company’s book and records shall be the correct amount.

  No waivers or consents in regard to any provision of this Debenture may be given other than by an instrument in writing signed by the Holder.

[Signature page follows.]

    IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized.

INTERACTIVE GAMES, INC.

By: _____________________________
Henry Fong
Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

    The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture into Shares of Common Stock of INTERACTIVE GAMES, INC. (the "Company") according to the conditions hereof, as of the date written below. After giving effect to the conversion requested hereby, the outstanding principal amount of such debenture is $ ____________________, subject to confirmation by the Company endorsed below, absent manifest error.

Conversion Date

Applicable Conversion Price

Signature
[Name]

Address:

The Company hereby confirms that $ ___________ in principal amount is outstanding under the above Debenture after giving effect to the conversion requested hereby.

INTERACTIVE GAMES, INC.

By:_______________________________________

__________________________________________
(Print Name)
__________________________________________
(Title)

REGISTRATION RIGHTS AGREEMENT
(CONVERTIBLE DEBENTURES)

THIS REGISTRATION RIGHTS AGREEMENT, dated as of (this "Agreement"), is made by and between Interactive Games, Inc., a Nevada corporation, with headquarters located at 319 Clematis Street, Suite 803, West Palm Beach, FL 33401 (the “Company”), and each entity named on the signature page hereto as “Investors” (each, an “Investor”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of __________ ____, between the Buyers listed therein and the Company (the "Securities Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investors one or more debentures of the Company, in a minimum aggregate principal amount of $200,000 and a maximum aggregate amount of $700,000 (the "Debentures"); and

WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall be 300% of that number of shares of Common Stock into which the Debentures, including without limitation all shares of Common Stock issuable by the Company in lieu of accrued interest on conversion as contemplated by the Debentures) upon the terms and subject to the conditions contained in the Debentures.

WHEREAS, to induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.  Definitions.As used in this Agreement, the following terms shall have the following meanings:

a.  “Holders’ Representative” means the person appointed as the Holders’ Representative by the Investors pursuant to Section 11 hereof.

b.  "Investor" means a Buyer and any permitted transferee or assignee of a Buyer who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures or Registrable Securities.

c.  "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

d.  "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

e.  "Registrable Securities" means the Conversion Shares and, to the extent applicable, any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of the Conversion Shares.

f.  "Registration Statement" means a registration statement of the Company under the Securities Act.

g.  “SEC” means the United States Securities and Exchange Commission.

2.  Piggy-back Registration. From and after the date that is ninety (90) days after the date of this Agreement and until the fifth anniversary of the Closing Date, for so long as any of the Registrable Securities are outstanding and are not the subject of an effective registration statement, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Holders’ Representative and the Investors of its intention to do so and of the Investor’s rights under this Agreement. Upon the written request of any Investor made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by the Investors requesting registration, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register; provided, that if the Company is unable to register the full amount of Registrable Securities in an “at the market offering” under Commission rules and regulations due to the high percentage of the Company’s Common Stock the Registrable Securities represents (giving effect to all other securities being registered in the Registration Statement), then the Company may reduce, on a pro rata basis, the amount of Registrable Securities subject to the Registration Statement to a lesser amount which equals the maximum number of Registrable Securities that the Company is permitted to register in an “at the market offering”; and provided, further, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to the Holders’ Representative and the Investors requesting registration and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

3.  Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a)Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement as set forth in Section 2 and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the period through the earliest of (i) the date that is five (5) years after the last day of the calendar month following the month in which the Registration Statement so filed is declared effective by the SEC, (ii) the date when the Investors may sell all Registrable Securities under Rule 144, or (iii) the date the Investors no longer own any of the Registrable Securities (The “Registration Period”), Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(b)The Company shall permit a single firm of legal counsel designated by the Holders’ Representative (the “Investors’ Counsel”) to review drafts of the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such Investors’ Counsel reasonably objects. If the Investors’ Counsel objects, the Company shall take under advisement such objections and shall endeavor to promptly make such revisions to the Registration Statement (or ancillary documents and/or SEC filings in connection therewith) as are necessary to satisfy the objections of the Investors’ Counsel;

(c)Notify the Holders’ Representative and the Investors’ Counsel, and any managing underwriters immediately (and, in the case of (i)(A) below, not less than five (5) days prior to the contemplated date of such filing) and (if requested by any the Holders' Representative) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a “review” of Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC relating to a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Holders’ Representative and the Investor’s Counsel); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time the Company has actual knowledge that any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall respond to the SEC in writing to comments on the Registration Statement by the SEC within fifteen (15) business days of the Company’s receipt thereof, plus any additional time reasonably required by the Company’s independent auditors to respond to accounting comments and, if requested by the Holders' Representative and the Investors’ counsel, the Company shall furnish the Holders' Representative with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(c) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Holders’ Representative and the Investors’ Counsel shall have the opportunity to comment thereon;

(d)Furnish to the Holders’ Representative and the Investors’ Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary Prospectus and Prospectus, and each amendment or supplement thereto, and (ii) if so requested by any Investor, such number of copies of a Prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(e)As promptly as practicable after becoming aware thereof, notify the Holders’ Representative of the happening of any event of which the Company has actual knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holders' Representative and each Investor as such Investor may reasonably request;

(f) As promptly as practicable (and in any event not later than one (1) business day) after becoming aware thereof, notify the Holders’ Representative of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

(g) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of a Registration Statement, the Company notifies the Holders’ Representative in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such Holders of Registrable Securities for more than two twenty (20) business day periods in the aggregate during any 12-month period ("Suspension Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect;

(h) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the NASDAQ/National Market System or the "OTC Bulletin Board Market" or any successor thereto of the National Association of Securities Dealers Automated Quotations System ("NASDAQ") within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The NASDAQ National Market System; and further use its efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

(i) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than one (1) business day after the effective date of the Registration Statement;

(j) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel;

(k) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement;

(l) Not take, or omit to take, any actions that would preclude the filing or effectiveness of the Registration Statement or require the withdrawal of the Registration Statement;

(m) If the Registration Statement has been filed but has not been declared effective by the SEC, not complete any acquisitions or business combinations until the SEC has declared effective the Registration Statement that registers the Registrable Securities.

4.  Payments by the Company. Unless the Company's performance is waived in writing by the Holders' Representative:

(i)  If the Company fails to satisfy its obligations under Sections 2 or 3, then the Company shall immediately pay to the Investors without demand therefor a cash amount equal to 2% per month of the outstanding principal amount of the Debentures and, until such time as all such obligations shall have been satisfied, the same amount shall accrue and become payable to the Investors within three days on each subsequent month until such obligations shall have been satisfied. In light of the difficulty of ascertaining the amount of damage that the Investors will suffer as a result of the Company’s failure to comply with its obligations under Sections 2 or 3, all amounts payable under this Section 4 shall be payable as liquidated damages, and not as a penalty. The Company shall keep the Registration Statement effective throughout the Registration Period.

(ii)  The parties acknowledge that the damages which may be incurred by the Investors if the Company fails to satisfy any of its obligations under Sections 2 or 3 may be difficult to ascertain. The parties agree that the payments to be paid to the Investors under this Section 4 represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

5.  Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a)  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

(b)  Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

(c)  Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) or 3(e), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)  Each holder of Registrable Securities that sells Registrable Securities pursuant to a registration under this Agreement agrees that in connection with registration as follows:

(i)  Such seller shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for as long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding such seller and its plan of distribution of the Registrable Securities as may reasonably be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith; and

(ii)  During such time as such seller may be engaged in a distribution of the Registrable Securities, such seller shall comply with Rules 10b-6 and 10b-7 promulgated under the Securities Exchange Act and pursuant thereto it shall, among other things; (x) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (y) distribute the Registrable Securities under the registration statement solely in the manner described in the registration statement; and (z) cease distribution of such Registrable Securities pursuant to such registration statement upon written notice from the Company that the prospectus covering the Registrable Securities contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.  Expenses of Registration.

(a)  All reasonable expenses (other than underwriting discounts and commissions of the Investors) incurred for the Registration Statement covering the Registrable Securities applicable to the Debentures shall be borne by the Company, up to an aggregate amount of $50,000 in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, a fee for the Investors’ Counsel of not more than $5,000 and including, without limitation, all registration, listing, and qualifications fees, printers, legal and accounting fees and the fees and disbursements of counsel for the Company.

(b)  Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in the Securities Purchase Agreement or the other documents entered into simultaneously therewith, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Investors holding a majority of the Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Investors set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement and the other Transaction Documents.

7.  Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the extent permitted by law, the Company will indemnify and hold harmless the Holders’ Representative, the Investor’s Counsel and each Investor who holds such Registrable Securities, the directors, managers, partners, stockholders and members, if any, of the Holders’ Representative, the Investor’s Counsel or such Investor, the officers and employees, if any, of the Holders’ Representative, the Investor’s Counsel or such Investor, and each person, if any, who controls the Holders’ Representative, the Investors Counsel or any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 7, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; or (IV) apply to any violation or alleged violation by an Indemnified Person of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation under the Securities Act, the Exchange Act, or any state securities laws. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 7. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

(b)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 7 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8.  Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9.  Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.  make and keep public information available, as those terms are understood and defined in Rule 144;

b.  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

c.  furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration; and

d. cause its counsel to deliver to its transfer agent such opinions of law as shall be required to remove restrictive legends on the shares to be sold in the standard form then employed for such purpose by such counsel or in such other form as is reasonably acceptable to such transfer agent.

10.  Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a fifty (50%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.  Appointment and Indemnification of Holders’ Representative. Each of the Investors hereby appoints as the Holders’ Representative Divine Capital Markets, LLC to so act until such time as all Registrable Securities have become Registered and there shall be no Debentures issued and outstanding, or such time as a successor to the then-acting Holders’ Representative is appointed in writing signed by the Investors representing greater than 50% of the then-outstanding Debentures and Registrable Securities. The Holders’ Representative shall have full discretion and authority, without consultation with the Holders, to accept and give notices on behalf of the Holders, to communicate with the Holders at such times and in such manner as the Holders’ Representative in its discretion determines is appropriate and to grant extensions of deadlines or waive any payment obligations set forth in Sections 2 and 3 hereof. The Holders' Representative shall not have discretion or authority to exercise any investment discretion over the Debentures, including causing the conversion of any Debentures, absent a Holder's express written authority. Notwithstanding any provision to the contrary contained elsewhere herein or in the Securities Purchase Agreement or the Debentures, the Holders’ Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Holders’ Representative have or be deemed to have any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Securities Purchase Agreement or Debentures or otherwise exist against the Holders’ Representative. The Holders shall indemnify upon demand the Holders’ Representative (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so under Section 7 hereof or under any other agreement or applicable law), pro rata, and hold harmless the Holders’ Representative from and against any and all against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Holders’ Representative’s Claims") incurred by it; provided, however, that no Holder shall be liable for the payment to the Holders’ Representative of any portion of such Holders’ Representative’s Claims to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Holders’ Representative’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11. Without limitation of the foregoing, each Holder shall reimburse the Holders’ Representative upon demand for its ratable share of any costs or out-of-pocket expenses incurred by the Holders’ Representative in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Securities Purchase Agreement, the Debentures, or any document contemplated by or referred to herein, to the extent that the Holders’ Representative is not reimbursed for such expenses by or on behalf of the Company.

12.  Miscellaneous.

a.  A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.  Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Investors, to their respective address contemplated by the Securities Purchase Agreement, and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b).

c.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Agreement.

e.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

f.  Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

h.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

i.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

j.  The Company acknowledges that any failure by the Company to perform its obligations under Sections 2 or 3 or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

k.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

[Signature page follows.]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:
INTERACTIVE GAMES, INC.
By: Henry Fong
Name: Henry Fong
Title: Chief Executive Officer
INVESTOR:

Print Name of Investor Above
By:
Investor Signature Above Print Name of Signatory: Title of Signatory: